Peloton Interactive, Inc. Reports Preliminary Second Quarter Fiscal 2022 Results
NEW YORK, January 20, 2022 — Peloton Interactive, Inc. (Nasdaq: PTON) provided a business update today and reported preliminary results for its second quarter Fiscal 2022 ended December 31, 2021.
•Total Revenue of approximately $1.14 billion, versus previously provided guidance of $1.1 billion to $1.2 billion
•Ending Connected Fitness Subscriptions of approximately 2.77 million, versus previously provided guidance of 2.8 million to 2.85 million
•Average Net Monthly Connected Fitness Churn of 0.79%
•Adjusted EBITDA in a range of $(270) million to $(260) million, versus previously provided guidance of $(350) million to $(325) million
“As we discussed last quarter, we are taking significant corrective actions to improve our profitability outlook and optimize our costs across the company. This includes gross margin improvements, moving to a more variable cost structure, and identifying reductions in our operating expenses as we build a more focused Peloton moving forward. This work is still underway and we expect to have more details to share when we report earnings on February 8, 2022,” said John Foley, co-founder and CEO.
Second Quarter Fiscal 2022 Conference Call and Webcast
The company expects to release its final second quarter Fiscal 2022 results after the U.S. stock market closes on Tuesday, February 8, 2022 and hold a conference call to discuss results at 5:00 p.m. (Eastern Time) that day.
The U.S. toll free dial-in for the conference call is 1-877-667-0469, and the international dial-in number is 1-346-406-0807. The Conference ID is 1271026. A live webcast of the conference call will also be available on the investor relations page of the company's website at https://investor.onepeloton.com.
For those unable to participate in the conference call, a replay will be available after the conclusion of the call on February 8, 2022 through February 15, 2022. The U.S. toll-free replay dial-in number is 1-855-859-2056, and the international replay dial-in number is 1-404-537-3406. The replay passcode is 1271026.
Financial Disclosure Advisory
The company has not yet completed its reporting process for its second quarter fiscal 2022 ended December 31, 2021. The preliminary results presented herein are based on its reasonable estimates and the information available to it at this time and, because of their preliminary nature, in certain cases, the company has provided ranges, rather than specific amounts. As such, the company’s actual results may materially vary from the preliminary results presented herein and will not be finalized until the company reports its final results for second quarter fiscal 2022 after the completion of its normal quarter end accounting procedures including asset recoverability accounting analysis and the execution of its internal controls over financial reporting. In addition, any statements regarding the company’s estimated financial performance for the second quarter of fiscal 2022 do not present all information necessary for an understanding of the company’s financial condition and results of operations as of and for the quarterly period ended December 31, 2021.

Non-GAAP Financial Measures
In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; product recall costs; litigation and settlement expenses; transaction and integration costs; and other adjustment items that arise outside the ordinary course of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.
We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;

•Our management uses Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and
•Adjusted EBITDA and Adjusted EBITDA Margin provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA and Adjusted EBITDA Margin exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case, (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) offensive versus defensive posture of us, (v) the counterparty involved, and (vi) our overall litigation strategy;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect transaction and integration costs related to acquisitions;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect incremental costs associated with COVID-19, which consist of hazard pay for field operations employees;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect impairment charges, and gains (losses) on disposals for fixed assets;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the impact of purchase accounting adjustments to inventory related to the Precor acquisition;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect costs associated with Tread and Tread+ product recalls including increases to the return reserves, Tread+ inventory write-downs, logistics costs associated with Member requests on Tread and Tread+, the cost to move the Tread+ for those that elect the option, subscription waiver costs of service, and recall-related hardware development and repair costs; and
•The expenses and other items that we exclude in our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual or non-recurring expenses or other items from these financial measures.

Because of these limitations, Adjusted EBITDA and Adjusted EBITDA Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31, 2021 (in millions)
	High Case	Low Case
Net loss	$(423)	$(481)
Adjusted to exclude the following:
Other expense (income), net	11	11
Income tax expense	3	3
Depreciation and amortization expense	36	36
Stock-based compensation expense	75	75
Product recalls(1)	10	10
Litigation and settlement expenses (2)	25	25
Transaction and integration costs (3)	1	1
Other adjustment items (4)	2	50
Adjusted EBITDA	$(260)	$(270)

Revenue	$1,138	$1,138
Adjusted EBITDA Margin	(23)%	(24)%
_____________________
(1) Represents adjustments and charges associated with the Tread and Tread+ product recall, as well as accrual adjustments. These include a reduction to connected fitness products revenue for actual and estimated future returns of $3 million, recorded costs in connected fitness products cost of revenue associated with inventory write-downs and logistic costs of $5 million, and operating expenses of $2 million associated with recall-related hardware development costs, for the three months ended December 31, 2021.
(2) Includes litigation related expenses for certain non-recurring patent infringement litigation, consumer arbitration, and product recalls for the three months ended December 31, 2021.
(3) Includes transaction and integration costs primarily associated with the acquisition and integration of Precor Fitness for the three months ended December 31, 2021 .
(4) Includes asset impairment charges of $2 million for the three months ended December 31, 2021. The Company is in process of completing its asset recoverability accounting assessments as of December 31, 2021.
About Peloton
Peloton is the leading interactive fitness platform in the world with a loyal community of more than 6.2 million Members. The company pioneered connected, technology-enabled fitness, and the streaming of immersive, instructor-led boutique classes for its Members anytime, anywhere. Peloton makes fitness entertaining, approachable, effective, and convenient, while fostering social connections that encourage its Members to be the best versions of themselves. An innovator at the nexus of fitness, technology, and media, Peloton has reinvented the fitness industry by developing a first-of-its-kind subscription platform that seamlessly combines the best equipment, proprietary networked software, and world-class streaming digital fitness and wellness content, creating a product that its Members love. The brand’s immersive content is accessible through the Peloton Bike, Peloton Tread, Peloton Bike+, and Peloton App, which allows access to a full slate of fitness classes across disciplines, on any iOS or Android device, Apple TV, Fire TV, Roku TVs, and Chromecast and Android TV. Founded in 2012 and headquartered in New York City, Peloton has a growing number of retail showrooms across the US, UK, Canada, Germany and Australia. For more information, visit www.onepeloton.com.
Investor Relations Contact:
Peter Stabler
investor@onepeloton.com